UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2005
LaCROSSE FOOTWEAR, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	0-23800	39-1446816
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
18550 NE Riverside Parkway, Portland, Oregon 97230
(Address of principal executive offices, including zip code)
(503) 776-1010
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
The disclosures contained under Item 2.03 below are incorporated into this Item 1.01 by reference.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF- BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
On October 24, 2005, LaCrosse Footwear, Inc. (the “Company”) executed a First Amendment to Credit Agreement (the “Amendment”) to its existing credit agreement with Wells Fargo Bank, National Association, along with a Revolving Line of Credit Note (the “Note”). The Amendment and Note have effective dates of October 1, 2005. Under the Amendment and Note, the maximum aggregate principal amount of borrowings from January 1 to May 31 will be amended from $30 million to $17.5 million. Also, the maximum aggregate principal amount of borrowings from June 1 to December 31 will be $30 million. With the Amendment, the credit agreement becomes a straight line of credit and borrowing base limitations were removed.
Copies of the First Amendment to Credit Agreement and the Revolving Line of Credit Note are attached as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein. The foregoing descriptions of the First Amendment to Credit Agreement and Revolving Line of Credit Note do not purport to be complete and are qualified in their entirety by reference to such exhibits.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, by and between LaCrosse Footwear, Inc. and Wells Fargo Bank, National Association, dated effective October 1, 2005.

10.2	Revolving Line of Credit Note by LaCrosse Footwear, Inc., dated effective October 1, 2005.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

LaCROSSE FOOTWEAR, INC.
Dated: October 27, 2005	By:	/s/ David P. Carlson
David P. Carlson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, by and between LaCrosse Footwear, Inc. and Wells Fargo Bank, National Association, dated effective October 1, 2005.

10.2	Revolving Line of Credit Note by LaCrosse Footwear, Inc., dated effective October 1, 2005.

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